Exhibit 99.1

(continued from other side)

I/We hereby revoke any other proxy to vote at the Annual Meeting, and hereby ratify and confirm all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 7 AND 8 AND “FOR” THE NOMINEES LISTED IN PROPOSAL 6.

I/We hereby acknowledge prior receipt of the notice of annual meeting of stockholders, the joint proxy and consent solicitation statement/prospectus dated [•], 2015 and the accompanying financial statements,  and the Annual Report on Form 10-K for the year ended November 30, 2014, and hereby revoke any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the 2015 annual meeting of stockholders and voting in person.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

JOE’S JEANS INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], [•], 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, proxy statement and proxy card

are available at http://www.joesjeans.com/2015proxy.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The stockholder (whose signature appears in the reverse side of this proxy card) of Joe’s Jeans Inc., or the Company, hereby appoints Samuel J. Furrow with full power of substitution, as proxy to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2015 annual meeting of stockholders to be held on [•],[•], 2016, at 9:00 a.m. (local time) at the Sofitel Hotel Los Angeles, 8555 Beverly Boulevard, Los Angeles, California 90048  upon the following matters and any other matter as may properly come before the 2015 annual meeting of stockholders or any adjournments thereof.

(continued and to be dated and signed on reverse side.)

VOTE BY TELEPHONE OR INTERNET
QUICK * * * EASY * * * IMMEDIATE

Joe’s Jeans Inc.

Voting by telephone or Internet is quick, easy and immediate.  As a Joe’s Jeans Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on [•], 2016.

To Vote Your Proxy By Internet

www.cstproxyvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy By Phone

1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

PROXY

Please mark your votes like this	☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Proposal to approve, under applicable NASDAQ Listing Rules, the issuance of common stock pursuant to the agreement and plan of merger, pursuant to which RG Parent, LLC will become a wholly owned subsidiary of the Company (the “Merger”).

			FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Proposal to approve, under applicable NASDAQ Listing Rules, the issuance of common stock pursuant to the rollover agreement with the holders of the Company’s convertible notes (the “Rollover Agreement”).

			FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to approve, under applicable NASDAQ Listing Rules, the issuance of common stock upon conversion of the Modified Convertible Notes being issued pursuant to the Rollover Agreement.			FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Proposal to approve, under applicable NASDAQ Listing Rules, the issuance of common stock upon conversion of the Series A Convertible Preferred Stock being issued in connection with the Merger.			FOR ☐	AGAINST ☐	ABSTAIN ☐

5. Proposal to approve an amendment to our Seventh Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock such that each thirty shares of the Company’s issued and outstanding common stock is reclassified into one share of the Company’s issued and outstanding common stock, which reverse stock split will not change the par value or the amount of authorized shares of the Company’s common stock.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

6. Election of five directors to serve on the Board of Directors until the 2016 annual meeting of stockholders or until their respective successors are elected and qualified; provided, however, that if the Merger is completed the Board of Directors will be reconstituted as described in the joint proxy and consent solicitation statement/prospectus.

(Instruction: to withhold authority to vote for any individual nominee, strike that nominee’s name from the list below.)

			FOR all the nominees listed above except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all the nominees listed above.
(1) Samuel J. Furrow	(2) Joanne Calabrese	(3) Kelly Hoffman	☐	☐
(4) Suhail R. Rizvi	(5) Kent Savage

7. Proposal to conduct an advisory vote to approve compensation that the Company’s named executive officers may receive in connection with the Merger pursuant to existing agreements or arrangements with the Company.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

8. Proposal to ratify the appointment of Moss Adams LLP as the independent registered public accounting firm of the Company for the fiscal year ending November 30, 2015.			FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 6 AND “FOR” PROPOSALS 1, 2, 3, 4, 5, 7 AND 8 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

☐ I PLAN TO ATTEND THE [•], 2016 ANNUAL MEETING OF STOCKHOLDERS.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature of Stockholder or Authorized Representative                                       Date                                       .

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign.